SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K



                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report:  July 29, 1999


                      NPC INTERNATIONAL, INC.
      (Exact name of registrant is specified in its charter)

                              Kansas
                     (State of incorporation)



         0-13007                         48-0817298
(Commission Identification No.)  (IRS Employer Identification No.)


          720 West 20th Street, Pittsburg, Kansas  66762
        (Address of principal executive office   Zip Code)


          Registrant's telephone number:  (316/231-3390)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to an Asset purchase Agreement (the "Agreement"), dated July 21, 1999, by and among NPC International, Inc. and certain of its subsidiaries and affiliates (collectively, the "Company") and certain subsidiaries and affiliates of Pizza Hut, Inc.
(collectively, "Pizza Hut") the Company completed the 70 unit acquisition of Pizza Hut restaurants announced June 8, 1999. The acquisition consisted of units in Tallahassee, Florida, Albany, Georgia, Huntsville, Alabama, and Lexington, Kentucky.

The consideration for the purchase of the 70 units was $33.6 million. Additional consideration for inventory and cash on hand at the time of closing will also be paid. The purchase price was negotiated between the Company and Pizza Hut, based primarily on the Company's internal review of the value of the cash flow generated by operations of the restaurants and future development opportunities perceived to be available to the Company.

The   company  financed  the  acquisition  through  its   existing
Revolving Credit Facility.

A press release of Registrant issued on July 22, 1999, announcing the completion of the above described acquisition, is attached as an exhibit to this report and incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a.) Financial statements of business acquired

     Not applicable.

(b.) Pro forma financial information

     Not applicable.

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NPC INTERNATIONAL, INC.

DATED:    July 29, 1999
                                      By


                                         Troy D. Cook
                                         Sr. Vice President Finance
                                         Chief Financial Officer
                                         Principal Financial
                                         Officer



                         INDEX TO EXHIBITS


EXHIBIT   DESCRIPTION


2-A       Asset Sale Agreement
99-A      Press Release of Registrant dated July 22, 1999